                                                      EXHIBIT 3.2

                    Mail to: Secretary of State       For office use only   002
                      Corporations Section
                    1560 Broadway, Suite 200
                       Denver, CO 80202
                        (303) 894-2251
MUST BE TYPED         Fax (303) 894-2242
FILING FEE: $25.00
MUST SUBMIT TWO COPIES

                                  ARTICLES OF AMENDMENT
PLEASE INCLUDE A TYPED                   TO THE
SELF-ADDRESSED ENVELOPE         ARTICLES OF INCORPORATION


Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is ELECTROSCOPE, INC.


SECOND: The following amendment to the Articles of Incorporation was adopted on June 26, 2000, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

         No shares have been issued or Directors Elected - Action by
-----    Incorporators

         No shares have been issued but Directors Elected - Action by Directors
-----

         Such amendment was adopted by the board of directors where shares have
-----    been issued and shareholder action was not required.

  X      Such amendment was adopted by a vote of the shareholders. The number of
-----    shares voted for the amendment was sufficient for approval.


THIRD: If changing corporate name, the new name of the corporation is ENCISION INC.

FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: N/A

If these amendments are to have a delayed effective date, please list that
date:    N/A
      ---------
      (Not to exceed ninety (90) days from the date of filing)

                                         ELECTROSCOPE, INC.
                                     -------------------------------------------

                                Signature         /s/ James A. Bowman
                                         ---------------------------------------
                                                    James A. Bowman

                                Title      President and Chief Executive Officer
                                           -------------------------------------

                                                                    REVISED 7/95